As filed with the Securities and Exchange Commission on August 29, 2024.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BIOCARDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	2836	23-2753988
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

320 Soquel Way

Sunnyvale, California 94085

(650) 226-0120

(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

Peter Altman

President and Chief Executive Officer

320 Soquel Way

Sunnyvale, California 94085

(650) 226-0120

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher Austin D. March Wilson Sonsini Goodrich & Rosati, Professional Corporation 650 Page Mill Road Palo Alto, CA 94304 (650) 493-9300	Ron Ben-Bassat Eric Victorson Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 (212) 660-3000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or Securities Act, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION

BY REFERENCE

BioCardia, Inc. (the “Company”) is filing this registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This registration statement relates to the public offering of securities contemplated by the registration statement on Form S-1, as amended (File No. 333-281448) (the “Prior Registration Statement”) which was originally filed with the SEC on August 9, 2024 and declared effective on August 29, 2024.

This registration statement covers the registration of an additional $1.2 million worth of Common Stock, or Pre-Funded Warrants, and accompanying Common Warrants, including an additional $1.2 million worth of shares of Common Stock underlying the Common Warrants, each as defined in the Prior Registration Statement.

The information set forth in the Prior Registration Statement, including all exhibits thereto, is incorporated by reference in this filing.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

23.1*	Consent of Independent Registered Public Accounting Firm.

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1†	Power of Attorney (incorporated by reference to Exhibit 24.1 of Registration Statement on Form S-1 (Registration No. 333-281448))

107*	Filing Fee Table.

*	Filed herewith.

†	Previously Filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on August 29, 2024.

BIOCARDIA, INC.

By:	/s/ Peter Altman, Ph.D.
Peter Altman, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter Altman, Ph.D.	President and Chief Executive Officer and Director	August 29, 2024
Peter Altman, Ph.D.	(Principal Executive Officer)

/s/ David McClung	Chief Financial Officer	August 29, 2024
David McClung	(Principal Financial and Accounting Officer)

*	Director	August 29, 2024
Andrew Blank

*	Director	August 29, 2024
Jim Allen

*	Director	August 29, 2024
Bill Facteau

*	Director	August 29, 2024
Richard Krasno, Ph.D.

*	Director	August 29, 2024
Jay M. Moyes

*	Director	August 29, 2024
Simon Stertzer, M.D.

*Pursuant to power of attorney

By:   /s/ Peter Altman

Peter Altman, Ph.D.

Attorney-in-fact